UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CORGENIX MEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following language appeared under Item 8.01 Other Events on Corgenix Medical Corporation’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 19, 2014.

On November 19, 2014, Corgenix Medical Corporation, a Nevada corporation (“Corgenix”), entered into a memorandum of understanding (the “MOU”) with plaintiffs and certain named defendants regarding the settlement of the consolidated putative class action pending in the Second Judicial District Court of the State of Nevada challenging the merger (the “Merger”) of Corgenix with Centennial Integrated, Inc., a wholly-owned subsidiary of Centennial Medical Holdings, Inc. (“Centennial”), pursuant to that certain Agreement and Plan of Merger dated August 27, 2014 (“Merger Agreement”), whereby Corgenix would become a wholly-owned subsidiary of Centennial.  Centennial is an affiliate of Orgentec Diagnostika.

Corgenix also announced that in connection with the MOU, it intends to file supplementary proxy materials relating to its definitive proxy statement for the special meeting of shareholders scheduled for 9:00 a.m., Mountain Time, on November 20, 2014, at the Westin Westminster, 10600 Westminster Blvd, Westminster, CO 80020.  The special meeting has been called to vote on the proposed merger with Centennial, as previously announced.  In order to allow shareholders time to review the supplementary proxy materials, the Company has decided to convene the special meeting, but then immediately adjourn it, without a vote on the Merger or the Merger Agreement, until 9:00 a.m., Mountain Time, on December 10, 2014, at the Westin Westminster, 10600 Westminster Blvd, Westminster, CO 80020.  The record date for the special meeting has not changed.  Only shareholders of record as of October 14, 2014 are entitled to vote.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this document contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about us and the merger. All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations, markets for stock, and our evaluation of strategic alternatives, including the merger, are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as ‘‘expect,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ or similar expressions. These forward-looking statements are based upon information presently available to our management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any litigation that has been or may be instituted with respect to the merger; and the inability to complete the merger due to the failure to obtain the approval of our shareholders of the adoption of the Merger Agreement or the failure to satisfy other closing conditions, as well as other risk factors detailed in our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on September 10, 2014, under the captions ‘‘Forward Looking Statements’’ and ‘‘Risk Factors’’ and otherwise in our reports and filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. We assume no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It

This document may be deemed to be solicitation material with respect to the Merger. In connection with the Merger, the Company has filed the Proxy Statement and may file or furnish other relevant materials with the SEC. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by the Company with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a request to the Company’s proxy solicitor, Georgeson Inc. at (877) 278-4751.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the Special Meeting. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Proxy Statement, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation is set forth in the Proxy Statement.